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                                                                   EXHIBIT 3.22

                                   BY-LAWS OF

                          BLACK BEAUTY RESOURCES, INC.

                                   ARTICLE I.

                                    OFFICES.

     Section 1.1. Principal Office. The principal office of the Corporation shall be in Evansville, Indiana.

     Section 1.2. Other Offices. The Corporation may also have other offices at such places as the Board of Directors may designate or the business of the Corporation may require from time to time.

     Section 1.3. Registered Office and Agent. The Corporation shall maintain a Registered Office and Registered Agent as required by the Indiana Business Corporation Law.

                                   ARTICLE II.

                                  SHAREHOLDERS.

     Section 2.1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation on the fourth Wednesday in April of each year at 9:00 a.m., local time, if that day is not a legal holiday, but if that day is a legal holiday, then on the next succeeding business day; or it may be held at such other place (either within or without the State of Indiana but which is reasonably convenient for shareholders to attend) and time (not later than the end of the sixth month following the close of the fiscal year) as may be fixed by the Board of Directors and designated in the notice or waiver of notice of the meeting. At the annual meeting, the directors for the ensuing year shall be elected and all such other business as may properly be brought before the meeting shall be transacted. The Secretary of the Corporation shall cause notice of the annual meeting to be given to each shareholder of record of the Corporation entitled to vote either by delivery to the shareholder in person or by depositing in the United States mail, postage prepaid, in an envelope addressed to the shareholder's address shown in the Corporation's current record of shareholders, a written or printed notice stating the place, day and hour of the holding of the meeting. Notices shall be delivered personally or mailed no fewer than ten (10) nor more than sixty (60) days before the date of the

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meeting. If required by any provision of the Indiana Business Corporation Law or by the Articles of Incorporation of the Corporation or if required by the Board of Directors, the notice shall also state the purpose or purposes for which the meeting is called.

     Section 2.2. Special Meetings. In addition, special meetings of the shareholders may be held at the principal office of the Corporation or at any other place which is reasonably convenient for shareholders to attend, as may be designated in the notice or waiver of notice of the meeting. Special meetings may be called in writing by the Chairman of the Board, President, Secretary or by two members of the Board of Directors. In addition, special meetings may be called by the holders of at least twenty-five percent (25%) of the outstanding shares of the Corporation entitled to vote upon the business to be transacted at the meeting, if the holders sign, date and deliver to the Corporation's Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held. The Secretary of the Corporation shall cause notice of the holding of a special meeting to be given to each shareholder of record of the Corporation entitled to vote upon the business to be transacted at the meeting either by delivery to the shareholder personally or by depositing in the United States mail, postage prepaid, in an envelope addressed to the shareholder's address shown in the Corporation's current record of shareholders, a written or printed notice stating the place, day, hour, and purpose or purposes for which such meeting is called. Notices shall be delivered personally or mailed no fewer than ten (10) nor more than sixty (60) days before the date of such meeting. Only business within the purpose or purposes described in the notice of the meeting may be conducted at the meeting, unless all shareholders are present in person or action is taken by written consent pursuant to Section 2.10.

     Section 2.3. Address of Shareholder. The address of a shareholder appearing upon the Corporation's record of shareholders shall be deemed to be the latest address of the shareholder that has been furnished in writing to the Corporation by the shareholder.

     Section 2.4. Waiver of Notice. A shareholder may waive notice of any shareholder's meeting before or after the date and time specified in the notice. The waiver must be in writing and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

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     Section 2.5. Quorum. At any meeting of the shareholders the holders of a majority of the outstanding shares of the Corporation entitled to vote who are present in person or represented by proxy shall constitute a quorum for the transaction of business. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set or is required to be set under the Indiana Business Corporation Law or otherwise.

     Section 2.6. Voting. Except as the Articles of Incorporation may otherwise state, at each meeting of the shareholders, every shareholder owning shares entitled to vote shall have the right to one (1) vote for each such share standing in his name on the books of the Corporation. The shareholder may vote either in person or by proxy appointed in writing signed by the shareholder or by the shareholder's duly authorized attorney-in-fact and delivered to the Secretary of the Corporation or other officer or agent authorized to tabulate votes at or before the time of the holding of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer time is expressly provided therein. Only shares which are fully paid and nonassessable may be voted. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

     (1) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

     (2) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

     (3) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

     (4) Two (2) or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

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The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

     Section 2.7. Shareholder List. After the record date for, and more than five (5) business days before, each shareholders' meeting, the Secretary of the Corporation shall make, or cause to be made, an alphabetical list of the names of the shareholders entitled to notice of the meeting, arranged by voting group (and within each voting group by class or series of shares) and showing the address of and the number of shares held by each shareholder. The list shall be available for inspection and copying to the extent provided in the Indiana Business Corporation Law.

     Section 2.8. Fixing of Record Date,. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, to demand a special meeting, or to take any other action, the Board of Directors may fix in advance a date, not more than seventy (70) days before the date of such meeting or action, as the record date for the determination of shareholders. In the absence of such a determination by the Board of Directors, the date for the determination of shareholders shall be ten (10) days before the date of the meeting or action.

     Section 2.9. Conduct of Meeting. The Chairman shall preside at all meetings of the shareholders, and the Secretary of the Corporation shall act as Secretary of such meetings. The order of business at all such meetings, so far as practicable, shall be as follows:

     (a)  Proof of due notice of meeting.

     (b)  Ascertainment of quorum.

     (c)  Reading and disposal of any unapproved minutes.

     (d)  Reports of officers and committees.

     (e)  Unfinished business.

     (f)  New business.

     (g)  Election of Directors,

     (h)  Adjournment.

     Section 2.10. Shareholder Action by Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if the action

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is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents describing the action taken, signed by all shareholders entitled to vote on the action, and the written consents delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

     Section 2.11. Meetings by Telephone or Other Means of Communication. Any or all shareholders may participate in an annual or special shareholders' meeting by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                                  ARTICLE III.

                                   DIRECTORS.

     Section 3.1. Powers of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation or these by-laws.

     Section 3.2. Number. The present number of directors of the Corporation is ten (10). The number of directors of the Corporation may be increased to fifteen
(15) or decreased to one (1) by action at any time by the Board of Directors, but no such action shall shorten the term of any incumbent director. Directors need not be shareholders. Directors shall be elected at each annual meeting of the shareholders or at a special meeting called for that purpose and shall serve for the terms provided for by the Indiana Business Corporation Law (I.C. 23-1-33-5).

     Section 3.3. Resignation. A director may resign at any time by written notice to the Board of Directors delivered to the President or Secretary of the Corporation. Acceptance of the resignation, unless required by the terms thereof, shall not be necessary to make it effective. It shall be effective when the notice is delivered unless the notice specifies a later effective date.

     Section 3.4. Removal of Directors. Unless the Articles of Incorporation provide otherwise, shareholders may remove directors with or without cause. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. No director may be removed by directors, either with or without cause.

     Section 3.5. Vacancies. If any vacancy occurs on the Board of Directors caused by resignation, removal, death or other incapacity,

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or an increase in the number of directors, then (a) the Board of Directors may fill the vacancy, or (b) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office. The term of a director elected to fill a vacancy expires at the end of the term for which the director's predecessor was elected.

     Section 3.6. Regular Meetings. A regular meeting of the Board of Directors shall be held at the place of (or reasonably near thereto) and promptly following the annual meeting of the shareholders. Other regular meetings may be held at the principal office of the Corporation or at any other place reasonably convenient for directors to attend, at such times and places as the Board of Directors may fix from time to time. No notice shall be required for regular Board meetings.

     Section 3.7. Special Meetings. Special meetings of the Board of Directors may be held at the principal office of the Corporation or at any other place reasonably convenient for directors to attend whenever called by the Chairman of the Board or the Secretary or by any two (2) members of the Board of Directors. At least 48 hours' written notice of the meeting specifying the date, time, place, and purpose thereof shall be given to each director. Notice may be given personally, by written notice deposited in the United States mail, postage prepaid in an envelope addressed to such director, or by telephone, telegraph, teletype, or other form of wire or wireless communication. Notice of the date, time, place, and purpose of the holding of any special meeting may be waived, before or after the date and time stated in the notice, by written notice signed by any director and filed with the minutes or corporate records. A director's attendance at or participation in any meeting shall constitute a waiver of the notice of the meeting, unless the director at the beginning of the meeting (or promptly upon the director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 3.8. Conduct of Meetings. The Chairman shall preside at all meetings of the Board of Directors and the Secretary of the Corporation shall act as secretary of the Board, but in their absence the directors may appoint another person to serve.

     The order of business at all meetings shall be as follows:

     (a)  Proof of due notice of the meeting, if notice is required.

     (b)  Ascertainment of quorum.

     (c)  Reading and disposal of any unapproved minutes.

     (d)  Reports of officers.

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     (e)  Reports of committees.

     (f)  Unfinished business.

     (g)  New business.

     (h)  Adjournment.

     Section 3.9. Quorum and Voting. A majority of the actual number of directors elected and qualified from time to time shall be necessary to constitute a quorum for the transaction of any business, except as may be provided in Section 3.5 above concerning the filling of vacancies. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is expressly required by the Indiana Business Corporation Law, the Articles of Incorporation, or another provision of these by-laws.

     Section 3.10. Assent by Director to Action Taken at a Meeting. A director who is present at a meeting of the Board of Directors or a committee of the Board at which action on any corporate matter is taken is deemed to have assented to the action taken unless:

     (1) the director objects at the beginning of the meeting (or promptly upon the director's arrival) to holding it or transacting business at the meeting;

     (2) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

     (3) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     Section 3.11. Directors' or Committee Action by Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all members of the Board of committee. The action shall be evidenced by one (1) or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the Corporation's records reflecting the action taken. A written consent is effective when the last director signs the consent, unless the consent specifies a different prior or subsequent effective date.

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     Section 3.12. Meetings by Telephone or Other Communications. The Board of
Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     Section 3.13. Compensation. Each member of the Board of Directors shall be paid such compensation as shall be fixed by the Board of Directors. This shall not preclude any director from serving in any other capacity and receiving compensation therefor.

                                   ARTICLE IV.

                                    OFFICERS.

     Section 4.1. Officers. The officers of the Corporation shall consist of the Chairman of the Board, a President, and if desired by the Board of Directors, a Treasurer, one or more Assistant Treasurers, a Secretary, one or more Assistant Secretaries, an Executive Vice President, a Senior Vice President and/or one or more Vice Presidents, who shall be elected annually by the Board of Directors of the Corporation at the first meeting thereof immediately following the annual meeting of the shareholders; and they shall hold office, subject to removal, until their successors are elected and qualified or the office is eliminated. One person may hold more than one office. The Chairman of the Board may also appoint one (1) or more other officers or assistant officers as the Chairman may deem appropriate from time to time.

     Section 4.2. Removal; Resignations. Any officer of the Corporation may be removed by the Board of Directors at any time with or without cause. Removal does not affect the officer's contract rights, if any, with the Corporation. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. The election or appointment of an officer does not itself create contract rights.

     Section 4.3. Compensation. The compensation of the officers of the Corporation shall be fixed by, or as permitted by, the Board of Directors.

     Section 4.4. Duties.

     (a) Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have the powers and perform the duties usually incident thereto. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall have the power to appoint such officers, agents, and employees, other than those for which election is

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provided for in Section 4.1, as in his judgment may be necessary or proper for the transaction of the business of the Corporation, and shall determine their duties and fix their compensation, all subject to the ratification of the Board of Directors. He shall submit to the Board of Directors, at least ten (10) days prior to the annual meeting of the shareholders, an annual report of the operations of the Corporation during the preceding fiscal year, complete detailed statements of all income and expenditures and a balance sheet showing the financial condition of the Corporation at the close of the fiscal year. He is authorized to sign, on behalf of the Corporation, proxies, contracts and other instruments in writing, including bids, bonds and other obligations required in legal proceedings, surety and indemnity bonds required in the conduct of the business of the Corporation papers required by the laws of any state with respect to the right to conduct business in such state and reports required by the laws of any state. He shall also perform the duties of Secretary and Treasurer during any period of time that such offices are for any reason vacant.

     (b) President. The President shall be the Chief Operating Officer of the Corporation. He shall perform all duties incumbent upon the Chairman during the absence, disability or other inability of the Chairman to perform his duties and such other duties as may be prescribed from time to time by the Board of Directors, including the authority to sign on behalf of the Corporation proxies, contracts and other instruments in writing, including bids, bonds and other obligations required in legal proceedings and surety and indemnity bonds required in the conduct of the business of the Corporation.

     (c) Executive Vice President. The Executive Vice President shall perform all duties incumbent upon the President during the absence or disability of the President and shall perform such other duties as are herein provided for, or as may be prescribed from time to time by the Board of Directors or the Chairman.

     (d) Senior Vice President. The Senior Vice President shall perform all duties incumbent upon the President during the absence or disability of the President and Executive Vice President and shall perform such other duties as are herein provided for, or as may be prescribed from time to time by the Board of Directors or the Chairman of the Board.

     (e) Vice President. The Vice President, if one shall have been elected and acting, shall perform such duties as may be prescribed from time to time by the Board of Directors or the Chairman of the Board.

     (f) Secretary. The Secretary shall keep or cause to be kept a full, true and complete record of all of the meetings of the shareholders and of the Board of Directors, and shall be responsible for preparing minutes of the shareholders' and directors' meeting

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and have charge of the minute book of the Corporation and of all its other books and documents (except the books of account). He shall have custody of any corporate seal, and he shall affix the same to and countersign papers requiring such acts, but only upon the order of the Board of Directors, the Chairman of the Board, the President or any Vice President. He shall authenticate records of the Corporation, and shall perform such other duties as may be required by the Board of Directors or the Chairman of the Board.

     (g) Treasurer. The Treasurer shall have custody of the funds and securities of the Corporation and shall keep, or cause to be kept, correct and accurate books of account and shall also deposit, or see to the deposit of, the funds of the Corporation in a depository to be approved by the Board of Directors. He shall keep full and accurate accounts of all assets, liabilities, commitments, receipts, disbursements and other financial transactions of the Corporation in books belonging to the Corporation; shall cause regular audits of such books and records to be made; shall see that all expenditures are made in accordance with procedures duly established, from time to time, by the Corporation; shall render financial statements at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of shareholders, if called upon so to do; and, in general, shall perform all the duties ordinarily connected with the office of Treasurer and such other duties as may, from time to time, be delegated to him by the Board of Directors or the Chairman of the Board.

                                   ARTICLE V.

                                 CAPITAL STOCK.

     Section 5.1. Certificates for Shares. Unless the Articles of Incorporation provide otherwise, all shares of stock of the Corporation shall be represented by a certificate. The certificates shall be in such form not inconsistent with the Articles of Incorporation and the Indiana Business Corporation Law as shall be approved by the Board of Directors. Each certificate must be signed by the Chairman, the President or Vice-President and Secretary. Share certificates which have been signed (whether manually or in facsimile) by officers may be used and shall continue to be valid even though any individual whose signature appears on a certificate shall no longer be an officer of the Corporation at the time of the issue of such certificate.

     Section 5.2. Registration of Transfer. Registration of transfer of shares and issuance of a new certificate or certificates therefor shall be made only upon surrender to the Corporation or its transfer agent and cancellation of a certificate or certificates for a like number of shares [of the same class and series], properly endorsed for transfer, accompanied by (a) such assurance as the

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Corporation may require as to the genuineness and effectiveness of each necessary endorsement, (b) satisfactory evidence of compliance with all laws relating to collection of taxes, and (c) satisfactory evidence of compliance with or removal of any restriction on transfer of which the Corporation or transfer agent may have notice.

     Section 5.3. Registered Shareholders. As respects the Corporation, its stock record books shall be conclusive as to the ownership of its shares for all purposes and the Corporation shall not be bound to recognize adverse claims.

     Section 5.4. Consideration for Issue of Shares. The shares of the Corporation may be issued by the Corporation from time to time for such an amount of consideration as the Board of Directors determines to be adequate. Shares may be issued to the Corporation's shareholders without consideration to the extent permitted by the Indiana Business Corporation Law and shares so issued shall be fully paid and nonassessable. Consideration for shares may consist of any tangible or intangible property or benefit to the Corporation, as may be determined by the Board of Directors, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. When payment of the consideration for which any share was authorized to be issued shall have been received by the Corporation, the shares issued therefor shall be fully paid and nonassessable. If the Corporation authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before the notice of the next shareholders' meeting. The Board may (but is not required) to place in escrow shares issued for a contract for future services or benefits or a promissory note or may make other arrangements or conditions or place other restrictions on the transfer of the shares until the services are performed, the note is paid, or the benefits are received. If the services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part.

                                   ARTICLE VI.

                                INDEMNIFICATION.

     Section 6.1. Definitions. For purposes of this Article VI, the following definitions shall apply:

     (a) Corporation. "Corporation" shall include the Corporation and any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

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     (b)  Director. "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (c) Officer. "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust employee benefit plan, or other enterprise, whether for profit or not. An officer is considered to be serving an employee benefit plan at the Corporation's request if the officer's duties to the Corporation also impose duties on, or otherwise involve services by, the officer to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

     (d)  Expenses. "Expenses" include counsel fees.

     (e) Liability. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

     (f)  Official Capacity. "Official capacity" means:

          (1) when used with respect to a director, the office of director in the Corporation; and

          (2) when used with respect to an officer, the office in the Corporation held by the officer. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

     (g) Party. "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

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     (h)  Proceeding. "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     Section 6.2. Mandatory Indemnification. Unless limited by the Articles of Incorporation, the Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the Corporation against reasonable expenses incurred by the director in connection with the proceeding.

     Section 6.3. Other Indemnification.

     (a) Without limiting the provisions of Section 6.2, the Corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

          (1)  the individual's conduct was in good faith; and

          (2)  the individual reasonably believed:

               (A) in the case of conduct in the individual's official capacity with the Corporation, that the individual's conduct was in its best interests; and

               (B) in all other cases, that the individual's conduct was at least not opposed to its best interests; and

          (3)  in the case of any criminal proceeding, the individual either:

               (A) had reasonable cause to believe the individual's conduct was lawful; or

               (B) had no reasonable cause to believe the individual's conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the

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          director did not meet the standard of conduct described in this section.

     (d)  The Corporation may not indemnify a director under this section:

          (1) in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

          (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     (e) Indemnification permitted under this Section in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Section 6.4. Advancement of Expenses.

     (a) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

          (1) the director furnishes the Corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in Section 6.3;

          (2) the director furnishes the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and

          (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

     (b) The undertaking required by Subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (c) Determinations and authorizations of payments under this Section shall be made in the manner specified in Section 6.6.

     Section 6.5. Application to Court. Unless the Corporation's Articles of Incorporation provide otherwise, a director of the Corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On the receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

     (1) the director is entitled to mandatory indemnification under Section 6.2, in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

     (2) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 6.3, or was adjudged liable as described in subsection 6.3(d)(l), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

     Section 6.6. Determination and Authorization.

     (a) The Corporation may not indemnify a director under Section 6.3 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standards of conduct set forth in Section 6.3.

     (b) The determination shall be made by any one (1) of the following procedures:

          (1) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding.

          (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding.

          (3)  By special legal counsel:

               (A) selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2); or

               (B) if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full Board of Directors (in which selection the directors who are parties may participate).

          (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Subsection (b)(3) to select counsel.

     Section 6.7. Indemnification of Officers. Unless the Corporation's Articles of Incorporation provide otherwise:

     (1) an officer of the Corporation, whether or not a director, is entitled to mandatory indemnification under Section 6.2, and to the indemnification under Section 6.3, and is entitled to apply for court-ordered indemnification under Section 6.5, in each case to the same extent as a director; and

     (2) the Corporation may indemnify and advance expenses under this Article to an officer, whether or not a director, to the same extent as to a director.

     Section 6.8. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under Section 6.2 or 6.3.

     Section 6.9. Miscellaneous.

     (a) The indemnification and advance for expenses provided for or authorized by this Article does not exclude any other rights to indemnification and advance for expenses that a person may have under:

          (1)  the Corporation's Articles of Incorporation;

          (2)  a resolution of the Board of Directors or of the shareholders; or

          (3) any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

     (b) This Article does not limit the Corporation's power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person's appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.

     (c) The rights of indemnification herein provided shall be severable, shall continue as to a person who has ceased to serve as a director or officer, shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person and shall constitute a contract between the Corporation and its Directors and officers.

     (d) Subject to the limitations above imposed in this Article, it is intended by this Article to grant imdemnification to the full extent permissible under existing or future law. It is not intended, however, that the provisions of this indemnification shall be applicable to, and this Article is not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of the State of Indiana or the United States of America whether as a matter of public policy or pursuant to any statutory provision

                                  ARTICLE VII.

                                      SEAL.

                  The use of a corporate seal is not required.

                                  ARTICLE VIII.

                                  FISCAL YEAR.

     The fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE IX.

                                     FUNDS.

     Section 9.1. Depository. The funds of the Corporation shall be deposited in a depository or depositories to be selected by the Board of Directors of the Corporation.

     Section 9.2. Withdrawal of Funds. The funds of the Corporation may be withdrawn and disbursed by such officers as may be designated by the Board of Directors.

                                   ARTICLE X.

                                    RECORDS.

     Section 10.1. Records.

     (a) The Corporation shall keep as permanent records minutes of all meetings of the shareholders and Board of Directors, a record of all formal actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

     (b)  The Corporation shall maintain appropriate accounting records.

     (c) The Corporation shall maintain a record of the shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

     (d) The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

     (e) The Corporation shall keep a copy of the following records at its principal office:

          (1) The Articles of Incorporation and all amendments to them currently in effect.

          (2)  The by-laws and all amendments to them currently in effect.

          (3) The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years.

          (4) All written communications to shareholders generally within the past three (3) years, including any financial statements furnished for the past three (3) years as required by the Indiana Business Corporation Law.

          (5) A list of the names and business addresses of its current directors and officers.

          (6) Its most recent annual report delivered to the Secretary of State.

     Section 10.2. Shareholder's Right to Inspect and Copy; Limitations on Use. A shareholder may inspect and copy the Corporation's records only as permitted by the Indiana Business Corporation Law. The shareholder, the shareholder's agents and attorneys, and any other person who obtains the information may use and distribute the records and the information only for the purposes and to the extent permitted by the Indiana Business Corporation Law and shall use reasonable care to ensure that the restrictions imposed by that Law are observed.

                                   ARTICLE XI.

                                    REPORTS.

     Section 11.1. Annual Financial Reports to Shareholders.

     (a) On written request of any shareholder the Corporation shall prepare and mail to the shareholder annual financial statements, which may be consolidated or combined statements of the Corporation and one (1) or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year most recently completed, an income statement for that year, and a statement of changes in shareholders' equity for that year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

     (b) If the annual financial statements are reported upon by a public accountant, the public accountant's report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records:

          (1) stating the person's reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

          (2) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

     Section 11.2. Reports to Shareholders of Indemnification.

     (a) If a corporation indemnifies or advances expenses to a director under these by-laws or otherwise, in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

     (b) If the Corporation authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before the notice of the next shareholders' meeting.

     Section 11.3. Annual Reports to Secretary of State. The Secretary of the Corporation shall cause each annual report to the Secretary of State of Indiana to be filed as required by the Indiana Business Corporation Law.

                                  ARTICLE XII.

                                   AMENDMENT.

     These by-laws may be amended by the Board of Directors, by the affirmative votes of a majority of all the members of the Board of Directors, at any regular or special meeting notice of which contains the proposed amendment or a digest thereof, or at any meeting, regular or special, at which all directors are present, or by the written consents of all directors pursuant to Section 3.11 of these by-laws.

                         PROPOSED AMENDMENTS TO BY-LAWS
                                       OF
                          BLACK BEAUTY RESOURCES, INC.

     The following amendments are proposed to the Code of By-Laws of Black Beauty Resources, Inc.

     1. Section 1.01 - Name is hereby amended so that such section shall read as follows:

          Section 1.01 - Name: The name of the Corporation is Black Beauty Resources, Inc. (hereinafter referred to as the "Corporation").

     2. Section 1.02 is hereby amended so that such section shall read as follows:

          Section 1.02 - Principal Office and Resident Agent: The post office address of the principal office of the Corporation is 414 South Fares Avenue, Evansville, Indiana 47714 and the name and post office address of the resident agent is Steven E. Chancellor, 414 South Fares Avenue, Evansville, Indiana 47714.

     3. Section 1.04 is hereby amended so that such section shall read as follows:

          Section 1.04 - Fiscal Year: The fiscal year of the Corporation shall begin at the beginning of the first day of January of each year and at the close of the last day of December next succeeding.

     4.   Section 3.02 is hereby amended to read as follows:

          Section 3.02 - Annual Meeting: The annual meeting of the Shareholders for the election of Directors and for the transaction of such business as may properly come before the meeting shall be held at 9:00 o'clock a.m. on the fourth Wednesday in April of each year, if such day is not a legal holiday and if a legal holiday, then on the first following day that is not a legal holiday. If for any reason the annual meeting of the Shareholders shall not be held at the time and place herein provided, the same may be held at any time thereafter, or the business to be transacted at such annual meeting may be transacted at any special meeting called for that purpose.

     5. Section 4.04 is hereby amended so that such section shall read as follows:

          Section 4.04 - Number: The Board of Directors shall be composed of nine (9) members.

     6. Section 5.01 is hereby amended so that such section shall read as follows:

          Section 5.01 - Officers: The officers of the Corporation shall consist of a President, Executive Vice-President, one or more Senior
     Vice-Presidents, one or more Vice-Presidents, Secretary, one or more Assistant Secretaries, Treasurer and one or more Assistant Treasurers.

     7.   Section 5.04 is hereby amended to read as follows: Section 5.04:

          (a) The Executive Vice-President; The Executive Vice-President shall perform all duties incumbent upon the President during the absence or disability of the President and perform such of the duties as this Code of By-Laws may prescribe or the Board of Directors or President may direct.

          (b) Senior Vice-President: The Senior Vice President shall perform all duties incumbent upon the President during the absence or disability of the President and Executive Vice-President and perform such other duties as this Code of By-Laws may prescribe or the Board of Directors or President may direct.

          (c) Vice-President: The Vice-President shall perform all duties incumbent upon the President during the absence or disability of the President, the Executive Vice-President nd Senior Vice President and perform such other duties as the Code of By-Laws may prescribe or the Board of Directors or the President may direct.

     8.   A new Article 8 will be inserted after Article 7 reading as follows:

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